UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2004

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NET2PHONE, INC.

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(Exact name of registrant as specified in its charter)

000-26763
(Commission File Number)

Delaware	22-3559037
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No .)

520 Broad Street
Newark, New Jersey 07102
(Address of principal executive offices, with zip code)

(973) 438-3111
(Registrant's telephone number, including area code)

_________________
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not applicable.

(b)	Departure of Directors. On September 23, 2004, we announced that Joyce J. Mason, Stephen R. Brown, Stephen Goldsmith and Anthony G. Werner resigned from the Net2Phone, Inc. Board of Directors effective October 31, 2004. None of these resignations involve any disagreements with us relating to our operations, policies and practices. A copy of the related press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

(c)	Appointment of Chief Executive Officer.
(1) On September 22, 2004, our Board of Directors appointed Liore Alroy to the position of Chief Executive Officer of Net2Phone, Inc., subject to final approval of Mr. Alroy’s employment agreement by the Compensation Committee of the company’s Board of Directors. Stephen Greenberg, our current Chief Executive Officer and Vice Chairman of the Board, will resign as CEO, but will continue to be actively involved with the company on a day-to-day basis and has been appointed Chairman of the Board of Directors. In connection therewith, Howard Jonas will step down as Chairman of the Board and become Vice Chairman. All of these changes are expected to become effective October 31, 2004.

(2) Since January 1, 2003, Mr. Alroy has served as a Senior Vice President of IDT Corporation, Net2Phone, Inc.’s controlling shareholder. In this role, Mr. Alroy was responsible for mergers and acquisitions, strategic initiatives and related financing activities for IDT, and was also a strategic advisor for Net2Phone’s cable telephony business. From July 1, 2001 to December 31, 2002, Mr. Alroy served as an independent consultant to IDT, performing similar functions. From March 2, 2000 to June 30, 2001, Mr. Alroy was a corporate and tax attorney with the law firm of Yigal Arnon and Co. From September 15, 1999 to March 1, 2001, Mr. Alroy was a part-time consultant for a variety of different companies, and prior to that time a tax attorney with the law firm of Skadden, Arps, Slate, Meagher and Flom LLP. Mr. Alroy is thirty-six years old.

(3) The material terms of Mr. Alroy’s employment agreement are unavailable at this time, but will be reported when finalized.

(d)	Election of New Director. On September 22, 2004, our Board of Directors elected Liore Alroy to serve as a member of the Board of Directors, subject to final approval of Mr. Alroy’s employment agreement as Chief Executive Officer by the Compensation Committee of the company’s Board of Directors. This change is also expected to become effective October 31, 2004. Mr. Alroy will become a Class II member of the Board of Directors, and as such will be presented to the shareholders for reelection at the 2004 Annual Meeting of Shareholders.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press Release dated September 23, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 23, 2004
NET2PHONE, INC.

/s/ Stephen Greenberg
By: Stephen Greenberg
Its: Chief Executive Officer